EXHIBIT 3.1

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
FIRST METROPLEX CAPITAL, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.
ARTICLE 1
The name of the corporation is First Metroplex Capital, Inc.
ARTICLE 2
The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 13, 2007 to change the name of the corporation to T Bancshares, Inc.
Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:
ARTICLE I
The name of the corporation is T Bancshares, Inc.
ARTICLE 3
This amendment has been approved in the manner required by the Act and the constituent documents of the corporation.

FIRST METROPLEX CAPITAL, INC.
DATED: June 19, 2007	By:	/s/ Patrick Adams
Patrick Adams
President and Chief Executive Officer

ARTICLES OF INCORPORATION
OF
FIRST METROPLEX CAPITAL, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act (the “Act”), do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE I.
The name of the corporation is First Metroplex Capital, Inc.
ARTICLE II.
The period of its duration is perpetual.
ARTICLE III.
The corporation is organized for the purpose of engaging in any lawful business permitted by the Act; provided, however, that the corporation shall not engage in any activities prohibited by the Bank Holding Company Act of 1956, as amended
ARTICLE IV.
The aggregate number of shares which the corporation shall have authority to issue is ten million (10,000,000) of common stock, par value $0.01 per share.
ARTICLE V.
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.